As filed with the Securities and Exchange Commission on September 6, 2005.
Registration No. 033-43309

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

UNOCAL CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
95-3825062
(I.R.S. Employer Identification No.)
6001 Bollinger Canyon Road
San Ramon, CA 94583
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Frank G. Soler
Assistant Secretary
6001 Bollinger Canyon Road
San Ramon, CA 94583
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Terry M. Kee, Esq.
Brian M. Wong, Esq.
Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, California 94105

TERMINATION OF REGISTRATION
     This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 033-43309) filed on October 11, 1991, pertaining to Common Stock of the Registrant and Interests in the Plan to be offered under the Molycorp, Inc. 401(k) Retirement Savings Plan.
     The undersigned Registrant hereby removes and withdraws from registration 3,041 shares of Common Stock, Interests in the Plan, and any additional securities registered pursuant to this Registration Statement that remain unissued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on September 6, 2005.

UNOCAL CORPORATION
By:	/s/ Frank G. Soler
Frank G. Soler
Assistant Secretary